UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 22, 2022

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Repricing

As previously reported, on February 4, 2022, Ra Medical Systems, Inc. (the “Company”) entered into a firm commitment underwritten public offering under which the Company sold (i) 9,535,000 units, priced at a public offering price of $0.50 per unit, with each unit consisting of one share of common stock, one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the first anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of common stock at an exercise price of $0.50 per share that expires on the seventh anniversary of the date of issuance (a “Series B Warrant” and together with the Series A Warrants, the “Existing Warrants”) and (ii) 14,467,893 pre-funded units, priced at a public offering price of $0.4999 per unit, with each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock at an exercise price of $0.0001 per share that expires on the twentieth anniversary of the date of issuance, one Series A Warrant and one Series B Warrant. Each Series A Warrant is exercisable at a price per share of common stock of $0.50, each Series B Warrant is exercisable at a price per share of common stock of $0.50 and each pre-funded warrant is exercisable at a price per share of common stock of $0.0001.  Each Existing Warrant and pre-funded warrant is immediately exercisable.

On July 22, 2022, the Company reduced the exercise price of all Existing Warrants from $0.50 per share to $0.28 (the “Warrant Repricing”).  Following the Warrant Repricing, the Company entered into warrant inducement offer letters (the “Inducement Letters”) with certain investors to immediately exercise up to 2.2 million of the Existing Warrants held by such investors (the “Inducement Offer”).  In consideration for exercising the Existing Warrants, pursuant to the terms of the Inducement Letters, the Company will issue to the investors a new Series C Common Stock Purchase Warrant (the “Series C Warrant”) if the investor exercised a Series A Warrant or a new Series D Common Stock Purchase Warrant (the “Series D Warrant” and together with the Series C Warrants, collectively, the “New Warrants”) if the investor exercised a Series B Warrant, in each case, to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the immediate exercise of the corresponding Series A Warrants and Series B Warrants, as applicable. The Series C Warrant shall have an exercise price of $0.28 and a term of five years, and the Series D Warrant shall have an exercise price of $0.28 and a term of seven years. The Company expects to receive aggregate gross proceeds of approximately $6.2 million from the exercise of the Series A Warrants resulting in the issuance of up to an aggregate of approximately 22.2 million shares of common stock and a pro forma shares of common stock outstanding of approximately 54.52 million after giving effect to the exercise of the Series A Warrants. The Company expects to receive $0 in aggregate gross proceeds from the exercise of the Series B Warrants as none are anticipated to be exercised. The Existing Warrants and the shares underlying the Existing Warrants (“Existing Warrant Shares”) have been registered pursuant to a registration statement on Form S-1 (File No. 333-262195) (the “Registration Statement”) and were issued pursuant to that certain Underwriting Agreement, dated as of February 4, 2022 (the “Underwriting Agreement”).  The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Letter, will be effective for the issuance of the Existing Warrant Shares. The New Warrants and the shares underlying the New Warrants (the “New Warrant Shares”) are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and will be unregistered.

The New Warrants will, in the event that the aggregate number of New Warrant Shares exceeds 19.99% of the outstanding shares of common stock of the Company (determined as of the date hereof), be initially exercisable with respect to 19.99% of the outstanding shares of common stock of the Company (determined as of the date hereof), with the remainder of the New Warrants being exercisable on the date upon which the stockholders of the Company approve a proposal allowing for the exercise of all of the New Warrants, pursuant to the rules and regulations of the NYSE American.  In addition,  within 45 days of the date hereof, the Company will file a registration statement on the appropriate form providing for the resale of the New Warrant Shares and shall use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the date hereof.  Subject to certain exceptions, for a period of 30 days following the date hereof, the Company has agreed not to issue any shares of common stock or securities convertible into or exercisable or exchangeable for, or that would otherwise entitle the holder thereof to receive, the Company’s common stock.

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) acted as the exclusive warrant inducement agent and financial advisor to the Company in connection with the Inducement Offer. The Company agreed to pay Ladenburg an aggregate cash fee equal to 8.0% of the gross proceeds received by the Company from the Inducement Offer.

The description of terms and conditions of the Inducement Letter, the Series C Warrant, and the Series D Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Series C Warrant, form of Series D Warrant, and form of Inducement Letter attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively.

Term Sheet

On June 18, 2022, the Company signed a non-binding summary of proposed terms (the “Term Sheet”) with Catheter Precision Inc. (“Catheter Precision”), to acquire 100% of the outstanding equity interests of Catheter Precision by means of a reverse triangular merger of a wholly owned subsidiary of the Company with and into Catheter Precision, with Catheter Precision as the surviving corporation and wholly owned subsidiary of the Company, followed by a second merger of Catheter Precision into a second wholly-owned subsidiary of Ra Medical, with such subsidiary being the surviving entity (the “Merger”). Pursuant to the Merger, and notwithstanding the terms contemplated in the Term Sheet, it is currently contemplated that the Company would acquire Catheter Precision in exchange for shares of a newly designated series of non-voting preferred stock of the Company (the “Merger Preferred Stock”) that would be issued to Catheter Precision securityholders. Stockholder approval will be required in order to convert the shares of Merger Preferred Stock into shares of voting common stock of the Company (the “Stockholder Approval”).  Pursuant to the terms of the Term Sheet and subject to Stockholder Approval to convert the shares of Merger Preferred Stock into common stock of the Company (and excluding any offering by the Company of shares of its capital stock), (i) the equity and debt holders of Catheter Precision immediately after the Closing and following the Stockholder Approval, would own 83.3% of the equity of the Company on a fully diluted basis and (ii) the equity holders of the Company (including in-the-money option holders and in-the-money warrant holders) would own 16.7% of the equity of the Company on a fully diluted basis, calculated via the Treasury Stock Method.

The Company has not entered into a binding agreement with Catheter Precision with respect to the Merger transaction.  The Company is currently completing its due diligence review of Catheter Precision and is continuing to negotiate the terms of a definitive merger agreement.  Accordingly, the Company cannot provide any assurance that it will effect the Merger or, if it is are able to consummate such a transaction, that the terms of any such Merger will be on the terms set forth in the term sheet or that the intended benefits of the Merger will be fully realized. The consummation of the Merger would also be subject to specified conditions precedent that must be satisfied or waived in order to complete the Merger, including conditions precedent that are subject to the approval or consent of third parties. These conditions precedent include: confirmation from NYSE American that the Merger will not violate or otherwise be subject to sections of the NYSE American Listed Company’s Guide relating to treatment of the Merger as a reverse merger transaction or requiring shareholder approval to approve the Merger or to issue shares of the Company’s common stock and/or preferred stock to the securityholders of Catheter Precision; the Company’s obligation to deliver a minimum of $5.0 million in “net cash” at the closing of the Merger; the Company not being designated as a “shell company” by the Securities and Exchange Commission (the “SEC”) or the NYSE American; satisfactory resolution, in the sole discretion of Catheter Precision, of the outstanding putative securities class action complaint and shareholder derivative complaint that the Company previously disclosed; the review and completion of due diligence by Catheter Precision of the Settlement Agreement and Corporate Integrity Agreement associated with the Company’s settlements with the United States Department of Justice, the Office of the Inspector General and the participating states, and Catheter Precision’s decision, in its sole discretion, to proceed with the Merger in light of the terms of the Settlement Agreement and Corporate Integrity Agreement, as may be subsequently modified, amended or terminated.  The Company cannot be certain that all of the conditions precedent will be satisfied or waived in a timely manner or at all, or that the Company will receive any of the required third party consents or approvals in a timely manner or at all.

The description of terms and conditions of the Term Sheet set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale of the New Warrants, along with the New Warrant Shares issuable upon the exercise thereof, is incorporated herein by reference. The New Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the New Warrant Shares issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03. Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Inducement Letter is incorporated herein by reference.

Item 8.01   Other Events.

On July 22, 2022, the Company issued a press release announcing the Warrant Repricing and Term Sheet with Catheter Precision. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements concerning the proposed Merger with Catheter Precision, Ra Medical’s  future financial performance and Ra Medical’s ability to conserve capital and maximize any strategic opportunity. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (ii) the outcome of any legal proceedings that may be instituted against the Company, Catheter Precision, the combined company following the Merger, if consummated, or others following an announcement of the merger agreement, if entered into, relating to the proposed Merger, any ancillary agreements contemplated thereby and the transactions contemplated thereby; (iii) the inability to issue the shares of common stock issuable upon conversion of the Merger preferred stock due to the failure to obtain stockholder approval; (iv) the Company’s inability to satisfy or have waived the conditions precedent to the closing of the Merger, which may also be subject to the consent or approval of third parties, including: confirmation from NYSE American that the Merger will not violate or otherwise be subject to sections of the NYSE American Listed Company’s Guide relating to treatment of the Merger as a reverse merger transaction or requiring shareholder approval to approve the Merger or to issue shares of the Company’s common stock and/or preferred stock to the securityholders of Catheter Precision; the Company’s obligation to deliver a minimum of $5.0 million in “net cash” at the closing of the Merger; the Company not being designated as a “shell company” by the SEC or the NYSE American; satisfactory resolution, in the sole discretion of Catheter Precision, of the outstanding putative securities class action complaint and shareholder derivative complaint that the Company previously disclosed; the review and completion of due diligence by Catheter Precision of the Settlement Agreement and Corporate Integrity Agreement, dated as of December 28, 2020, associated with the Company’s settlements with the United States Department of Justice, the Office of the Inspector General of the Department of Health and Human Services and the participating states (the “Settlement Agreement”), and Catheter Precision’s decision, in its sole discretion, to proceed with the

Merger in light of the terms of the Settlement Agreement, as may be subsequently modified, amended or terminated; (v) changes to the structure of the proposed Merger that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed Merger; (vi) the ability to meet stock exchange listing standards following the consummation of the proposed Merger, if effected; (vii) the risk that the proposed Merger transaction disrupts current plans and operations of the Company or diverts management’s attention from the Company’s ongoing business operations and potential difficulties in the Company’s operations as a result of the announcement and consummation of the proposed Merger; (viii) the ability to recognize the anticipated benefits of the proposed Merger, if consummated; (ix) costs related to the proposed Merger, if consummated; (x) changes in applicable laws or regulations; (xi) the possibility that the Company or the combined company following the Merger, if consummated, may be adversely affected by other economic, business, regulatory, and/or competitive factors; (xii) the combined company’s estimates following the Merger, if consummated, of expenses and profitability; (xiii) the evolution of the markets in which the combined company following the Merger, if consummated, would compete; (xiv) the ability of the Company or the combined company following the Merger, if consummated, to implement its strategic initiatives and continue to innovate its existing products; (xv) the ability of the combined company following the Merger, if consummated, to defend its intellectual property and satisfy regulatory requirements; (xvi) the ability of the Company or the combined company following the Merger, if consummated, to issue equity or equity-linked securities in connection with the proposed Merger or in the future; (xvi) the impact of the COVID-19 pandemic on the Company’s or the combined company’s business following the Merger, if consummated; and (xvii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus, dated February 4, 2022 and prospectus supplement dated July 22, 2022 relating to its public offering of units and other documents filed and to be filed by the Company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company and Catheter Precision assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Company nor Catheter Precision gives any assurance that either the Company or Catheter Precision will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by the Company or Catheter Precision or any other person that the events or circumstances described in such statement are material.

Disclaimer

This Current Report relates to a proposed business combination between the Company and Catheter Precision. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
4.1	Form of Series C Warrant.
4.2	Form of Series D Warrant.
10.1	Form of Warrant Inducement Offer Letter.
10.2	Summary of Proposed Terms by and between Ra Medical Systems, Inc. and Catheter Precision Inc. dated as of July 18, 2022.
99.1	Press Release dated July 22, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: July 22, 2022	By:	/s/ Brian Conn
Brian Conn
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)